UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2018

ACM Research, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38273	94-3290283
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

42307 Osgood Road, Suite I, Fremont, California 94539

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (510) 445-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

(c)

On January 17, 2018, the board of directors appointed Lisa Feng to serve as our Chief Accounting Officer and, pending our identification and engagement of a principal financial officer, as our Interim Chief Financial Officer and Treasurer.

Ms. Feng has served as our Financial Controller since October 2017. From August 2008 through September 2017, Ms. Feng was Corporate Controller of Amlogic, Inc., a fabless semiconductor manufacturing company. Ms. Feng holds a bachelor’s degree from Southern Connecticut State University and a master’s degree from Golden Gate University. Ms. Feng is 59 years old.

(d)

On January 9, 2018, the board of directors appointed Zhengfan Yang as one of our directors, effective upon appointment and continuing until our 2018 Annual Meeting of Stockholders. Mr. Yang’s appointment is in accordance with the Nomination and Voting Agreement by and among us, Xinxin (Hongkong) Capital Co., Limited and the several individuals and entities named therein and dated as of October 11, 2017, pursuant to which Xinxin (Hongkong) Capital Co., Limited has the right to nominate and elect one designee to our board.

Mr. Yang has been the Director of the Direct Investment Division III of Sino IC Capital Co., Ltd. since February 2017. He served as Associate Director of the Direct Investment Division I of Sino IC Capital Co., Ltd. from December 2014 to February 2017 and as Vice President of CDB Urban Development Fund from November 2011 until December 2014. Mr. Yang holds a bachelor’s degree from Zhejiang University as well as a master’s degree from the University of Bristol. He is 36 years old.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ACM RESEARCH, INC.

Date: January 22, 2018	By:	/s/ David H. Wang
David H. Wang
Chief Executive Officer and President